UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2014

ACCELRYS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27188	33-0557266
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification number)

5005 Wateridge Vista Drive,

San Diego, California 92121-1761

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 799-5000

N/A

(Former name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On January 30, 2014, Accelrys, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Dassault Systemes Americas Corp., a Delaware corporation (“Dassault”), and 3DS Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Dassault (“Purchaser”). Pursuant to the terms of the Merger Agreement, Purchaser will commence a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”), at a price per share of $12.50, net to the seller in cash, without interest (such amount, as it may be adjusted from time to time on the terms and subject to the conditions set forth in the Merger Agreement the “Offer Price”), and subject to deduction for any required withholding of taxes. Purchaser is obligated to commence the Offer as promptly as practicable, and in any event within 10 business days following the date of the Merger Agreement, and the Offer will remain open for a minimum of 20 business days from the date of commencement of the Offer.

The consummation of the Offer is subject to customary closing conditions, including, among other things, (i) the valid tender of shares of Company Common Stock representing at least a majority of the total outstanding shares of Company Common Stock, calculated on a fully diluted basis, (ii) the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the antitrust, competition and trade regulation laws of certain other jurisdictions as agreed between the parties, (iii) the conclusion or termination of review by The Committee on Foreign Investment in the United States (“CFIUS”), and (iv) other conditions to the Offer set forth in Exhibit A to the Merger Agreement. The consummation of the Offer is not subject to any financing condition.

Upon completion of the Offer, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Purchaser will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Dassault (the “Merger”). The Merger Agreement provides that the Merger will be governed by Section 251(h) of the Delaware General Corporation Law (the “DGCL”) and shall be effected by Purchaser and the Company as soon as practicable following the consummation of the Offer without a stockholders meeting pursuant to Section 251(h) of the DGCL.

At the effective time of the Merger (the “Effective Time”), each outstanding share of Company Common Stock, other than shares of Company Common Stock owned by the Company, Dassault or Purchaser immediately prior to the Effective Time, or by stockholders who have validly exercised their appraisal rights under Delaware law, will be canceled and converted into the right to receive an amount in cash equal to the Offer Price, payable to the holder thereof on the terms and subject to the conditions set forth in the Merger Agreement. In addition, at the Effective Time, (i) each option to purchase Company Common Stock (each, a “Company Option”) outstanding immediately prior to the Effective Time, whether vested or unvested, will be canceled, with the holder thereof becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash equal to (a) the excess, if any, of (1) the Offer Price minus (2) the exercise price per share of Company Common Stock subject to such Company Option, multiplied by (b) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time, and (ii) each outstanding restricted stock unit (each, a “Company RSU”) outstanding immediately prior to the Effective Time, whether vested or unvested, will be canceled, with the holder thereof becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash equal to the product of (a) the number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time and (b) the Offer Price.

The Company, Dassault and Purchaser have made customary representations, warranties and covenants in the Merger Agreement. The Company’s covenants include, among other things, covenants regarding the operation of the Company’s business prior to the Effective Time and covenants restricting the ability of the Company to solicit third-party proposals relating to alternative transactions or provide information or enter into discussions in connection with alternative transactions, subject to certain exceptions to permit the board of directors of the Company (the “Company Board”) to comply with its fiduciary duties. Notwithstanding the limitations applicable pursuant to the “no shop” restrictions set forth in the Merger Agreement, prior to the consummation of the Offer, under specified circumstances the Company Board may change its recommendation in connection with an intervening event that was not known (or the consequences of which were not known) as of the date of the Merger Agreement, or in connection with an alternative proposal that does not result from breach of the “no shop” restrictions and that the Company Board determines in good faith constitutes a superior proposal (in which latter case the Company may also terminate the Merger Agreement to enter into such superior proposal upon payment of the termination fee, as discussed below). Before the Company Board may change its recommendation in connection with a superior proposal, or terminate the Merger Agreement to accept a superior proposal, the Company must provide Dassault with a customary five calendar day match right, subject to an additional five calendar day match right in the event of a material change to such superior proposal.

The Merger Agreement also includes customary termination provisions for both the Company and Dassault and provides that, in connection with the termination of the Merger Agreement, under certain circumstances, the Company must pay Dassault a termination fee of $25,000,000, including due to termination of the Merger Agreement by the Company to accept a superior proposal.

Each party is required to use its reasonable best efforts to satisfy the closing conditions relating to required governmental or third party consents, including by making required filings under the HSR Act and in certain jurisdictions as agreed between the parties and submitting a voluntary joint filing of notice of the transactions contemplated by the Merger Agreement to CFIUS, and taking certain actions necessary to prevent the commencement of any proceeding or the issuance of any judgment by any governmental entity that would delay or prohibit consummation of the transactions contemplated by the Merger Agreement, provided that no party will be obligated to sell, hold separate or dispose of any business or assets, or to agree to take any such action over certain thresholds, as set forth in the Merger Agreement.

The foregoing summary of the Merger Agreement, the Offer and the Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Merger Agreement has been attached hereto pursuant to applicable rules and regulations of the Securities and Exchange Commission (“SEC”) in order to provide investors and stockholders with information regarding its terms. However, it is not intended to provide any other factual information about the Company, Dassault, their respective subsidiaries and affiliates, or any other party. In particular, the representations, warranties and covenants contained in the Merger Agreement have been made only for the purpose of the Merger Agreement and, as such, are intended solely for the benefit of the parties to the Merger Agreement. In many cases, these representations, warranties and covenants are as of specific dates, subject to limitations agreed upon by the parties and qualified by certain disclosures exchanged by the parties in connection with the execution of the Merger Agreement. Furthermore, many of the representations and warranties in the Merger Agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about the Company, Dassault, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or stockholders. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement and these changes may not be fully reflected in the Company’s public disclosures.

AS A RESULT OF THE FOREGOING, INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED NOT TO RELY ON THE REPRESENTATIONS, WARRANTIES AND COVENANTS CONTAINED IN THE MERGER AGREEMENT, OR ON ANY DESCRIPTIONS THEREOF, AS ACCURATE CHARACTERIZATIONS OF THE STATE OF FACTS OR CONDITION OF THE COMPANY OR ANY OTHER PARTY.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K and in the press release attached hereto may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to: the timing and anticipated completion of the Offer and the proposed Merger; and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and Dassault and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and neither the Company nor Dassault undertakes any obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to: potential adverse reactions or changes to business relationships resulting from the announcement of the proposed acquisition of the Company; unexpected costs, charges or expenses resulting from the proposed acquisition of the Company; litigation or adverse judgments relating to the proposed acquisition of the Company; risks relating to the consummation of the proposed acquisition of the Company, including the risk that the closing conditions to the Offer or the proposed Merger will not be satisfied; any difficulties associated with requests or directions from governmental authorities resulting from their reviews of the transaction; and any changes in general economic and/or industry-specific conditions. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which was filed with the SEC on March 7, 2013, under the heading “Item 1A—Risk Factors” and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by the Company.

Additional Information and Where to Find It

No statement in this document or the attached exhibits is an offer to purchase or a solicitation of an offer to sell securities. The Offer for the shares of Company Common Stock has not commenced. Dassault intends to file a tender offer statement on Schedule TO with the SEC, and the Company intends to file a solicitation/recommendation statement on Schedule 14D-9, each with respect to the Offer described in this Current Report on Form 8-K and the exhibits attached hereto. Any offers to purchase or solicitations of offers to sell will be made only pursuant to such tender offer statements. The tender offer statement on Schedule TO (including an offer to purchase, a related letter of transmittal and other offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 will contain important information, including the various terms of, and conditions to, the Offer, which should be read carefully by the Company’s stockholders before they make any decision with respect to the Offer. Such materials, when prepared and ready for release, will be made available to the Company’s stockholders at no expense to them. In addition, at such time, such materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov and may also be obtained by directing a request to the Corporate Secretary of the Company, at (858) 799-5000.

Item 8.01. Other Events.

On January 30, 2014, the Company and Dassault issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of January 30, 2014, by and among Accelrys, Inc., Dassault Systemes Americas Corp. and 3DS Acquisition Sub.

99.1	Press Release issued by Accelrys, Inc. and Dassault Systemes Americas Corp. on January 30, 2014, announcing the execution of the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELRYS, INC.

By:	/s/ Michael A. Piraino
Michael A. Piraino
Executive Vice President and Chief Financial Officer

Date: January 30, 2014